Exhibit 10.10

RAYTHEON EXCESS PENSION PLAN
(As amended and restated effective as of January 1, 2009)

ARTICLE I
NAME, PURPOSE, AND EFFECTIVE DATE

The Raytheon Excess Pension Plan (“Plan”) was established effective January 1, 1981, and has been amended from time to time since then. The Plan is both an excess benefit plan as defined in Section 3(36) of ERISA and a nonqualified, unfunded plan designed to provide supplemental retirement benefits to a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA. When established in 1981, the Plan was a new plan that replaced and superseded all other excess benefit plans established by Raytheon Company and any of its affiliates with respect to any Retirement Plans. In no event shall a Participant be entitled to duplicate excess benefits with respect to his or her participation in any of the Retirement Plans.

Exhibit B to this Plan and Articles V and VII of the main body of the Plan govern amounts deferred under the Plan through December 31, 2004 (the “Pre-2005 Plan”), within the meaning of Section 409A of the Internal Revenue Code and Department of Treasury Regulations and other guidance issued by the Department of Treasury and Internal Revenue Service pursuant to Section 409A (collectively referred to as “Section 409A”). The main body of this Plan and Exhibit A govern amounts deferred after December 31, 2004 (the “Post-2004 Plan”).

All amounts deferred after December 31, 2004, shall comply with the requirements of Section 409A for avoiding taxation under Section 409A. In the event of any inconsistency between the Post-2004 Plan and the requirements for avoiding taxation under Section 409A, the requirements for avoiding taxation under Section 409A shall govern. If any provision of the Post-2004 Plan is inconsistent with such requirements of Section 409A, that provision shall be disregarded, and the Plan shall be construed and administered in a manner that conforms to those requirements and is as close as is feasible to the disregarded provision. Between January 1, 2005, and December 31, 2008, the Post-2004 Plan operated in accordance with good faith compliance with the requirements of Section 409A for avoiding taxation under Section 409A. Effective January 1, 2009, the Post-2004 Plan’s compliance with those requirements of Section 409A shall conform to the specific provisions of the remainder of this Post-2004 Plan and any policies adopted by the Company for compliance with the requirements of Section 409A for avoiding taxation under Section 409A.

Except where otherwise expressly provided, all terms used within either the main body of the Plan or in Exhibit B refer only to amounts deferred under the main body of the Plan or Exhibit B, respectively, and are not applicable to amounts deferred under the other portion of the Plan (the main body or Exhibit B, respectively, as the case may be).

ARTICLE II
DEFINITIONS

When used herein, the following terms shall have the following meanings unless a different meaning is clearly required by the context of the Plan.

2.1    Affiliate. A trade or business that, together with Raytheon Company, is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses (whether or not incorporated) under common control as defined in Section 414(c) of the Code, or (iii) an affiliated service group as defined in Section 414(m) of the Code, or which is an entity otherwise required to be aggregated with Raytheon Company pursuant to Section 414(o) of the Code.

2.2    Beneficiary. “Beneficiary” shall mean the person or persons (including a trust or trusts) who are entitled to receive benefits under the Retirement Plans in the event of the Participant’s death (whether or not such person or persons are expressly so designated by the Participant).

2.3    Code. The “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.4    Company. “Company” shall mean Raytheon Company and its Affiliates. An Affiliate shall only participate in this Plan with the approval of Raytheon Company. The participating Companies shall act with respect to the Plan through the officers of Raytheon Company or their delegates and not through the Board of Directors of Raytheon Company or its Executive Committee.

2.5    Eligible Executive. “Eligible Executive” shall mean an Employee who is a member of the select group of management or highly compensated employees as provided in Section 201(2) of ERISA and who is selected in writing to participate in the Plan by the Plan Administrator. An Employee’s selection as an Eligible Executive shall be determined annually by the Plan Administrator and may be changed for any future Plan Year. An Employee who is not designated in writing as an Eligible Executive for a particular Plan Year shall not be considered an Eligible Executive for such Plan Year, even if the Employee was designated as an Eligible Executive in a prior Plan Year.

2.6    Employee. “Employee” shall mean any person employed by a Company, who is expressly designated as an employee on the books and records of the Company, and who is treated as such by the Company for federal employment tax purposes. Any person who, after the close of a Plan Year, is retroactively treated by a Company, or any other party as an Employee for such prior Plan Year, shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly treated as such by the Company.

2.7    ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.8    Participant. “Participant” shall mean any Employee eligible to receive benefits under this Plan.

2.9    Plan Administrator. “Plan Administrator” shall mean the person or entity appointed by a duly authorized officer of Raytheon Company (or any successor corporation which continues the Plan) to serve as Plan Administrator.

2.10    Plan Year. “Plan Year” shall mean the twelve (12) consecutive month period commencing January 1.

2.11    Retirement Plan. “Retirement Plan” shall mean any defined benefit pension plan maintained by the Company that is designed to satisfy the qualification requirements under Section 401(a) of the Code.

2.12    Separation from Service. “Separation from Service” shall mean “separation from service”, as defined in Section 409A, with the Employer or any affiliate within the Employer’s controlled group (as defined in Sections 414(b) and 414(c) of the Code by using 80% each place it is relevant in those definitions); provided that a reasonably anticipated permanent reduction in the level of bona fide services to less than 50% of the average level of bona fide services provided in the immediately preceding twelve (12) months shall give rise to the rebuttable presumption of separation from service in Treas. Reg. Section 1.409A-1(h)(ii).

2.13    SERP Eligible Executive.    “SERP Eligible Executive” shall mean an Eligible Executive, as defined in Section 2.5 of this Plan, who is also an eligible executive, as defined in the Raytheon Supplemental Executive Retirement Plan.

ARTICLE III
ELIGIBILITY

3.1    Eligibility. Subject to the condition of Section 3.2, all Employees who participate in one or more Retirement Plans and whose benefits from such Retirement Plans are limited by the provisions of Section 401(a)(17) or Section 415 of the Code and/or who are Eligible Executives eligible to receive benefits from one or more Retirement Plans and their Beneficiaries shall be eligible to receive benefits under this Plan in accordance with Section 4.1.

3.2    Salary Reduction. If a Retirement Plan requires mandatory employee contributions, as a condition to the receipt of an Excess Retirement Plan Benefit in accordance with Section 4.1 with respect to such Retirement Plan, Participants shall irrevocably agree at the time of their initial eligibility to have their salary reduced on a pre-tax basis by the amount of contributions which would have been required under such Retirement Plan to provide such benefit; provided that a Participant’s status as contributing or not contributing to the Retirement Plan as of the end of the calendar year preceding the current calendar year shall correspondingly determine whether pre-tax salary reduction contributions to this Excess Retirement Plan shall be made for that Participant for the current calendar year. For purposes of determining the portion of a Participant’s Excess

Retirement Plan Benefit attributable to salary reduction contributions, the Plan Administrator shall maintain a “participant contributions account,” which shall be credited with interest in accordance with the terms of the applicable Retirement Plan. Notwithstanding the foregoing, no salary reduction contributions will be made by a Participant between the time the Participant’s contributions to tax-qualified retirement plans for the year reach the limit imposed by Code Section 415 and the time the Participant’s compensation for the year reaches the limit imposed by Code Section 401(a)(17), but the determination of the Participant’s Excess Retirement Plan Benefit under Section 4.1 (other than the amount of the participant contributions account) shall be made as though the Participant had made contributions during any such period.

ARTICLE IV
BENEFITS

4.1    Excess Retirement Plan Benefit. The monthly benefit that would be payable to or on behalf of a Participant under the Retirement Plan in which such Participant is entitled to accrue benefits without application of (i) the limitations on contributions and benefits imposed by Section 415 of the Code, and (ii) the limitation on compensation imposed by Section 401(a)(17) of the Code; reduced by the monthly benefit actually payable to or on behalf of the Participant from such Retirement Plan. In the event a Participant participates in more than one Retirement Plan while employed by the Company, the Excess Retirement Plan Benefit prescribed in this Section 4.1 shall be determined separately with respect to each such Retirement Plan, unless the benefits under two or more of such Retirement Plans are determined on a coordinated basis; in which case, the Excess Retirement Plan Benefit shall be determined on a coordinated basis in the same manner as the Retirement Plans. In no event shall a Participant be entitled to duplicate Excess Retirement Plan Benefits under this Plan with respect to the same item of compensation.

4.2    Vesting. Except as set forth in Sections 4.4 and 4.5, a Participant shall vest in his or her Excess Retirement Plan Benefit to the same extent as under the Retirement Plan to which such Excess Retirement Plan Benefit relates.

4.3    Payment of Benefits.

(a)    Except as otherwise provided herein and except to the extent that Section 409A permits an election made before January 1, 2009, to be given effect without causing taxation under Section 409A, a Participant’s Excess Retirement Plan Benefit shall be paid at the time and in the form prescribed in Exhibit A to this Plan. Notwithstanding any prior elections to the contrary, all benefits under the plan, with the exception of a lump sum payment, shall be payable monthly.

(b)    In the case of a Participant who, as of December 31, 2008, is a SERP Eligible Executive, the Participant’s Excess Retirement Plan Benefit shall begin to be paid as of the first day of the month following the later of age 55 and Separation from Service and in the form specified in Exhibit A. In the case of a Participant who, on or after January 1, 2009, becomes a SERP Eligible Executive, the Participant’s Excess Retirement Plan Benefit that has accrued as of the end of the Plan Year in which the Participant becomes a SERP Eligible Executive shall be paid at the time and in the form specified in Exhibit A, and the Participant’s Excess Retirement Plan Benefit that accrues after the end of the year in which the Participant becomes a SERP Eligible Executive shall begin to be paid as of the first day of the month following the later of age 55 and Separation from Service and in the form specified in Exhibit A.

(c)    A Participant for whom Exhibit A prescribes payment in the form of a single life annuity may elect to receive payment of the Participant’s Excess Retirement Plan Benefit in any form of life annuity (other than a level income or Social Security adjustment option), as defined in Section 409A, that is available under a Retirement Plan from which the person will be receiving benefits and is actuarially equivalent, within the meaning of Section 409A, to the single life annuity to which the Participant is entitled. Such an election must be made by filing an election form with the Plan Administrator or its delegate, in the manner and on a form prescribed by the Plan Administrator before the date prescribed by Exhibit A for the commencement of payment of the Excess Retirement Plan Benefit. Such an election may not change the time of commencement of payment prescribed by Exhibit A. If the required form of payment is other than a single life annuity, the Excess Retirement Plan Benefit shall be converted into the required form that is actuarially equivalent to a single life annuity. Actuarial equivalence and conversion factors will be determined using the factors from the relevant Retirement Plan identified in Exhibit A and, where a specific Retirement Plan is not identified in Exhibit A, the factors in the Raytheon Company Pension Plan for Salaried Employees shall be used.

(d)    Notwithstanding anything in this Plan to the contrary, if, at the time of Separation from Service, the Participant is a “specified employee”, as defined in Section 409A and the Company’s procedures for determining specified employees, the Participant’s Excess Retirement Plan Benefit shall begin to be paid at the later of (i) the date specified in Exhibit A and (ii) the first day of the month following the date that is six (6) months after the date of Separation from Service; provided that if the Participant dies after a Separation from Service, but before the end of the six-month period described above, the payments to the Participant that were postponed shall be paid to the estate of the Participant within 30 days after the Plan Administrator receives notice of the date of death. When, pursuant to this Section 4.3(d), payments have been postponed beyond the date specified in Exhibit A, the first payment to the Participant or the Participant’s estate, as the case may be, shall consist of the payments that were postponed beyond the date specified in Exhibit A (but no more than six (6) such payments), plus interest (at the GATT rate of interest in effect for the month in which the payments would have begun under Exhibit A but for the postponement) from the date when payments would have begun under Exhibit A but for the postponement through a date not earlier than five (5) days before payments begin pursuant to this Section 4.3(d).

(e)    In the event that a Participant dies before the Participant’s Excess Retirement Plan Benefit begins to be paid , and at the time of death the Participant had not, to the extent permitted under Section 4.3(b), chosen an alternative form of life annuity, the Participant’s surviving spouse, surviving domestic partner, or other beneficiary, if any, as determined under the Retirement Plan applicable under Exhibit A, shall receive survivor benefits beginning at the time when the Participant’s Excess Retirement Plan Benefit would have begun to be paid under Exhibit A and in the form specified in column B below corresponding to the Retirement Plan identified in column A below:

A	B
Retirement Plan	Form of benefit to survivor
Raytheon Non-Bargaining Retirement Plan (other than former General Dynamics salaried employees)	Form specified in Exhibit A for the Participant
Raytheon Bargaining Retirement Plan	Form specified in Exhibit A for the Participant
Marine Systems Plan	50% joint and survivor annuity (non-increasing)
All other situations not covered elsewhere in this column A, other than Exhibit E (Raytheon TI Systems Employees Pension Plan) to the Raytheon Company Pension Plan for Salaried Employees for which there is no survivor benefit under this Plan
50% joint and survivor annuity

(f)    If, at the time of Separation from Service, the actuarial value of the Participant’s Excess Retirement Plan Benefit (including, only for this purpose, any benefit under Exhibit B of the Plan), as determined using the factors provided in Section 4.3(c), is $5,000 or less, and the Participant has no benefits under any other nonqualified defined benefit plan of the Company, the Participant’s Excess Retirement Plan benefit shall be paid in a lump sum as soon as administratively feasible after Separation from Service but in no event later than the later of the end of the calendar year in which Separation from Service occurs and the fifteenth day of the third calendar month following Separation from Service.

4.4    Benefits Unfunded. The benefits payable under the Plan shall be paid solely out of the general assets of the participating Company that is the employer of the Participant (or was the most recent employer) at the time benefits first become payable and shall not be otherwise specifically funded in any manner. For this purpose, the Plan Administrator shall maintain separate books and records for each participating Company and its respective Employees who are Participants. Nothing herein contained shall preclude the creation of a bookkeeping or other reserve for benefits payable hereunder.

4.5    ERISA Unwind Provision. Notwithstanding anything to the contrary contained herein, if a judicial or administrative determination is made or the Plan Administrator has reason to believe that an Employee does not qualify as an Eligible Executive, if required hereunder, the Employee shall cease to earn any additional benefits under the Plan, and the Plan Administrator shall pay to such Employee all benefits due him or her from this Plan, if any, through the date of determination of ineligibility, at the time and in the form provided in the Plan .

ARTICLE V
ADMINISTRATION

5.1    Plan Administration. The Plan shall be administered by the Plan Administrator in accordance with its terms and purposes. The Plan Administrator shall determine the amount and manner of payment of the benefits due to or on behalf of each Participant from the Plan and shall cause the benefits to be paid in cash by the appropriate participating Company accordingly.

5.2    Finality of Decisions. Except as otherwise provided in Section 5.3, the Plan Administrator shall have full discretionary authority to determine eligibility for benefits and to construe the terms of the Plan, including all questions of fact and law. In addition, the decisions made by and the actions taken by the Plan Administrator in the administration of the Plan shall be final and conclusive on all persons, and the Plan Administrator shall not be subject to any liability whatsoever with respect to the administration of the Plan.

5.3    Claims Procedures. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. Any such determination by the Administrator shall be made pursuant to the following procedures, which shall be conducted in a manner designed to comply with Section 503 of ERISA:

(a)    Step 1. Claims for a benefit should be filed by a Claimant as soon as practicable after the Claimant knows or should know that a dispute has arisen with respect to the benefit, but at least thirty (30) days prior to the Claimant's actual retirement date or, if applicable, within sixty (60) days after the death, disability or termination of employment of the Participant whose benefit is at issue, by mailing a copy of the claim to the Benefits Department, Raytheon Company, at the address provided by the Plan Administrator.

(b)    Step 2. In the event that a claim is wholly or partially denied by the Plan Administrator, the Plan Administrator shall, within ninety (90) days following receipt of the claim, so advise the Claimant in writing setting forth: the specific reason or reasons for the denial; specific reference to pertinent Plan provisions on which the denial is based; a description of any additional material or information necessary for the Claimant to perfect the claim; an explanation as to why such material or information is necessary; and an explanation of the Plan's claim review procedures.

(c)    Step 3. Within sixty (60) days following receipt of the denial of a claim for a benefit, a Claimant desiring to have the denial appealed shall file a request for review by an officer of Raytheon Company or a review committee, as designated by Raytheon Company, by mailing a copy thereof to the address shown in Section 5.3(a); provided, however, that such officer or any member of such review committee, as applicable, may not be the person who made the initial adverse benefit determination nor a subordinate of such person.

(d)    Step 4. Within thirty (30) days following receipt of a request for review, the designated officer or review committee shall provide the Claimant a further opportunity to present his or her position. At the designated officer or review committee’s discretion, such presentation may be through an oral or written presentation. Prior to such presentation, the Claimant shall be permitted the opportunity to review pertinent documents and to submit issues and comments in writing. Within a reasonable time following presentation of the Claimant's position, which usually should not exceed thirty (30) days, the designated officer or review committee shall inform the

Claimant in writing of the decision on review setting forth the reasons for such decision and citing pertinent provisions in the Plan.

ARTICLE VI
AMENDMENT AND TERMINATION OF PLAN

6.1    Amendment and Termination. While Raytheon Company intends to maintain the Plan in conjunction with the Retirement Plans for as long as necessary, Raytheon Company reserves the right to amend and/or fully or partially terminate the Plan at any time for whatever reasons it may deem appropriate, provided that no amendment or termination of the Plan shall affect any participating Company’s obligation to pay the benefits due to the Participants hereunder but only to the extent of the value of such benefits which have accrued up to the date of the amendment or termination, and further provided that, effective January 1, 2009, no amendment will affect the Pre-2005 Plan unless the amendment specifically states that it applies to amounts deferred before January 1, 2005, within the meaning of Section 409A. In the event of termination of the Plan, distributions will only be made in accordance with the requirements for avoiding taxation under Section 409A.

ARTICLE VII
MISCELLANEOUS

7.1    No Enlargement of Employee Rights. Nothing contained in the Plan shall be construed as a contract of employment between any Company and an Employee or as a right of any Employee to be continued in the employment of any Company, or as a limitation of the right of any Company to discharge any Employee at any time, with or without notice and with or without cause.

7.2    Assignment. The benefits payable under this Plan may not be assigned, alienated, transferred, pledged or otherwise encumbered.

7.3    Governing Law. This Plan shall be governed by the laws of the Commonwealth of Massachusetts, to the extent those laws are not preempted by ERISA.

By the signature of an authorized officer below, Raytheon Company adopts this amendment and restatement of the Plan.

December 18, 2008                 /s/ Diane D. Avellar
Diane D. Avellar
Vice President, Performance Development,
Benefits and Global Health Resources

EXHIBIT A

Except as otherwise provided in the Raytheon Excess Pension Plan, a Participant’s Excess Retirement Plan Benefit shall be paid at the time and in the form specified in the entries in columns B and C, respectively, that correspond to the Retirement Plan listed in column A:

A	B	C
Retirement Plan to which Participant belonged on most recent date of membership in a Retirement Plan on or before December 31, 2008	Time of payment (first day of month following later of times below)	Form of payment

Raytheon Salaried Pension Plan (Exhibit A of Raytheon Company Pension Plan for Salaried Employees (RCPPSE))	Later of age 60 and Separation from Service	Single life annuity
E-Systems Plans (Exhibits B, C, and D of RCPPSE, except Waco participants in Exhibit D, the Richardson/Waco Plan)	Later of age 60 and Separation from Service	Single life annuity
Richardson/Waco Plan (Waco participants only)	Later of age 62 and Separation from Service	Single life annuity
RTIS Plan (Exhibit E of RCPPSE)	Separation from Service	Lump sum
Raytheon Non-Bargaining Retirement Plan (other than former General Dynamics salaried employees)
Contributory	Later of age 55 and Separation from Service	Five-year period certain installments: with COLA for person at least age 55 at termination; otherwise, without COLA
Non-Contributory	Later of age 55 and (b) Separation from Service	Ten-year period certain installments
Raytheon Non-Bargaining Retirement Plan (former General Dynamics salaried employees only)	Later of age 62 and Separation from Service	Single life annuity
Raytheon Marine Systems Retirement Plan	Later of age 62 and Separation from Service	Lump sum
RE&C and Aircraft Credit Plan (for Aircraft Credit employees only)	Later of age 60 and Separation from Service	Single life annuity

Raytheon Hourly Pension Plan	Later of age 60 and Separation from Service	Single life annuity

A	B	C
Raytheon Bargaining Retirement Plan
Contributory	Later of age 55 and Separation from Service	Five-year period certain installments: with COLA for a person at least age 55 at termination; otherwise, without COLA
Non-Contributory	Later of age 55 and Separation from Service	Ten-year period certain installments
Any situation not covered above	Later of age 60 and Separation from Service	Single life annuity

EXHIBIT B

This Exhibit B (including Appendix A to Exhibit B) to the Raytheon Excess Pension Plan and Articles V and VII of the main body of the Plan govern amounts deferred under the Plan before January 1, 2005 (the “Pre-2005 Plan”), within the meaning of Section 409A. This Exhibit A is the same as the Plan document as it was in effect on October 3, 2004, with the following exceptions: this paragraph; correction of the date of establishment of the Plan from 1999 to 1981 in Article I; the addition of Section 4.6 concerning lump sum cashouts; the reference to the corresponding (and identical or substantially similar) Article of the main body of the Plan for Article V (Administration) and Article VII (Miscellaneous) in substitution for the text of those Articles; and insertion of the phrase “, provided that, effective January 1, 2009, no amendment will affect the Pre-2005 Plan unless the amendment specifically states that it applies to amounts deferred before January 1, 2005, within the meaning of Section 409A” at the end of Section 6.1.

ARTICLE I
NAME, PURPOSE, AND EFFECTIVE DATE

The Raytheon Excess Pension Plan (“Plan”) is hereby established effective January 1, 1981. The Plan is both an excess benefit plan as defined in Section 3(36) of ERISA and a nonqualified, unfunded plan designed to provide supplemental retirement benefits to a select group of management or highly compensated employees within the meaning of Section 201(2) of ERISA. When established in 1981, the Plan was a new plan that replaced and superceded all other excess benefit plans established by Raytheon Company and any of its affiliates with respect to any Retirement Plans. In no event shall a Participant be entitled to duplicate excess benefits with respect to his or her participation in any of the Retirement Plans.

ARTICLE II
DEFINITIONS

When used herein, the following terms shall have the following meanings unless a different meaning is clearly required by the context of the Plan.

2.1    Affiliate. A trade or business that, together with Raytheon Company, is a member of (I) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses (whether or not incorporated) under common control as defined in Section 414(c) of the Code, or (iii) an affiliated service group as defined in Section 414(m) of the Code, or which is an entity otherwise required to be aggregated with Raytheon Company pursuant to Section 414(o) of the Code.

2.2    Beneficiary. “Beneficiary” shall mean the person or persons (including a trust or trusts) who are entitled to receive benefits under the Retirement Plans in the event of the Participant’s death (whether or not such person or persons are expressly so designated by the Participant).

2.3    Code. The “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.4    Company. “Company” shall mean Raytheon Company and its Affiliates. The participating Companies shall act with respect to the Plan through the officers of Raytheon Company or their delegates and not through the Board of Directors of Raytheon Company or its Executive Committee.

2.5    Deferred Bonuses and Compensation. “Deferred Bonuses and Compensation” shall mean amounts that are excluded from the definition of compensation under the Retirement Plan and attributable to either (i) salary deferrals under nonqualified deferred compensation arrangements other than this Plan; or (ii) bonuses (whether paid or deferred) awarded under Raytheon’s Results Based Incentive Plan, Strategic Information Technology Implementation Program Incentive Plan, Performance Sharing Program and Achievement Award Policy.

2.6    Eligible Executive. “Eligible Executive” shall mean an Employee who is a member of the select group of management or highly compensated employees as provided in Section 201(2) of ERISA and who is selected in writing to participate in the Plan by the Plan Administrator. An Employee’s selection as an Eligible Executive shall be determined annually by the Plan Administrator and may be changed for any future Plan Year. An Employee who is not designated in writing as an Eligible Executive for a particular Plan Year shall not be considered an Eligible Executive for such Plan Year, even if the Employee was designated as an Eligible Executive in a prior Plan Year.

2.7    Employee. “Employee” shall mean any person employed by a Company, who is expressly so designated as an employee on the books and records of the Company, and who is treated as such by the Company for federal employment tax purposes. Any person who, after the close of a Plan Year, is retroactively treated by a Company, or any other party as an Employee for such prior Plan Year, shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Company.

2.8    ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

2.9    Participant. “Participant” shall mean any Employee eligible to receive benefits under this Plan.

2.10    Plan Administrator. “Plan Administrator” shall mean Raytheon Company (or any successor corporation which continues the Plan) acting through its officers or their delegates and not through its Board of Directors or its Executive Committee.

2.11    Plan Year. “Plan Year” shall mean the twelve (12) consecutive month period commencing January 1.
2.12    Retirement Plan. “Retirement Plan” shall mean all defined benefit pension plans maintained by the Company that are designed to satisfy the qualification requirements under Section 401(a) of the Code.

ARTICLE III
ELIGIBILITY

3.1    Eligibility. Subject to the condition of Section 3.2, all Employees who participate in one or more Retirement Plans and whose benefits from such Retirement Plans are limited by the provisions of Section 415 of the Code and/or who are Eligible Executives eligible to receive benefits from one or more Retirement Plans and their Beneficiaries shall be eligible to receive benefits under this Plan in accordance with Section 4.1.

3.2    Salary Reduction. If a Retirement Plan requires mandatory employee contributions, as a condition to the receipt of an Excess Retirement Plan Benefit in accordance with Section 4.1 with respect to such Retirement Plan, Participants shall irrevocably agree at the time of their initial eligibility to have their salary reduced on a pre-tax basis by the amount of contributions which would have been required under such Retirement Plan to provide such benefit. For purposes of determining the portion of a Participant’s Excess Retirement Plan Benefit attributable to salary reduction contributions, the Plan Administrator shall maintain a “participant contributions account,” which shall be credited with interest in accordance with the terms of the applicable Retirement Plan.

ARTICLE IV
BENEFITS

4.1    Excess Retirement Plan Benefit. The monthly benefit that would be payable to or on behalf of a Participant under the Retirement Plan in which such Participant is entitled to accrue benefits without application of (i) the limitations on contributions and benefits imposed by Section 415 of the Code, (ii) the limitation on compensation imposed by Section 401(a)(17) of the Code, and (iii) the exclusion of Deferred Bonuses and Compensation from the definition of compensation under the Retirement Plan; reduced by the monthly benefit actually payable to or on behalf of the Participant from such Retirement Plan. In the event a Participant participates in more than one Retirement Plan while employed by the Company, the Excess Retirement Plan Benefit prescribed in this Section 4.1 shall be determined separately with respect to each such Retirement Plan, unless the benefits under two or more of such Retirement Plans are determined on a coordinated basis; in which case, the Excess Retirement Plan Benefit shall be determined on a coordinated basis in the same manner as the Retirement Plans. In no event shall a Participant be entitled to duplicate Excess Retirement Plan Benefits under this Plan with respect to the same item of compensation.

4.2    Vesting. Except as set forth in Sections 4.4 and 4.5, a Participant shall vest in his or her Excess Retirement Plan Benefit to the same extent as under the Retirement Plan to which such Excess Retirement Plan Benefit relates.

4.3    Payment of Benefits. Except as otherwise provided herein, a Participant’s Excess Retirement Plan Benefit shall be paid at the same time and in the same form as his or her benefits under the Retirement Plan to which such Excess Retirement Plan Benefit relates. A Participant who participated in the Raytheon Excess Benefit Plan II immediately before January 1, 1999, and who selected distribution options in his or her initial salary deferral election under such plan, may, at the time of his initial eligibility under this Plan, elect to have his or her Excess Retirement Plan Benefit payable at the time and in the form selected under the Raytheon Excess Benefit Plan II. Once made, this election shall be irrevocable, with the exception that a Participant may change such election one (1) time to provide that the Participant's Excess Retirement Plan Benefit shall be paid at the same time and in the same form as his or her benefits under the Retirement Plan to which such Excess Retirement Plan related; provided the new election is communicated in writing to the Plan Administrator no less than six (6) months prior to the commencement of payments. Notwithstanding any prior elections to the contrary, all benefits under the plan, with the exception of a lump sum payment, shall be payable monthly.

4.4    Benefits Unfunded. The benefits payable under the Plan shall be paid solely out of the general assets of the participating Company that is the employer of the Participant (or was the most recent employer) at the time benefits first become payable and shall not be otherwise specifically funded in any manner. For this purpose, the Plan Administrator shall maintain separate books and records for each participating Company and its respective Employees who are Participants. Nothing herein contained shall preclude the creation of a bookkeeping or other reserve for benefits payable hereunder.

4.5    ERISA Unwind Provision. Notwithstanding anything to the contrary contained herein, if a judicial or administrative determination is made or the Plan Administrator has reason to believe that an Employee does not qualify as a Eligible Executive, if required hereunder, the Employee shall cease to be a Participant under this Plan and the Plan Administrator shall pay to such Employee all benefits due him or her from this Plan, if any, as soon as administratively feasible.

4.6    Lump Sum Cashout. Section 4.3(f) of the main body of the Plan shall apply to this Exhibit B.

ARTICLE V
ADMINISTRATION

[See Article V of the main body of the Plan, which applies to this Exhibit B.]

ARTICLE VI
AMENDMENT AND TERMINATION OF PLAN

6.1    Amendment and Termination. While Raytheon Company intends to maintain the Plan in conjunction with the Retirement Plans for as long as necessary, Raytheon Company reserves the right to amend and/or fully or partially terminate the Plan at any time for whatever reasons it may deem appropriate, provided that no amendment or termination of the Plan shall affect any participating Company’s obligation to pay the benefits due to the Participants hereunder but only to the extent of the value of such benefits which have accrued up to the date of the amendment or termination, provided that, effective January 1, 2009, no amendment will affect the Pre-2005 Plan unless the amendment specifically states that it applies to amounts deferred before January 1, 2005, within the meaning of Section 409A.

ARTICLE VII
MISCELLANEOUS

[See Article VII of the main body of the Plan, which applies to this Exhibit B.]

Appendix A to Exhibit B

Raytheon Excess Pension Plan

This Appendix A to the Raytheon Excess Pension Plan (“Plan”) prescribes special provisions applicable to certain former participants in the Raytheon Excess Benefit Plan II (“EBP II”), which was replaced by the Plan.

Section I
Definitions

When used herein, the following terms shall have the following meanings unless a different meaning is clearly required by the context of this Appendix A. Any capitalized terms which are not defined herein shall have the meanings specified in the Plan.

1.1    Affected Participant. A former participant in EBP II entitled to Excess Retirement Plan Benefits under the Plan: (i) to whom Reclassified Payments are to be made on or after August 1, 1998, (ii) who received 1998 Excess Payments, and/or (iii) who made Required IRA Withdrawals.

1.2    Compliance Statement. The compliance statement issued by the Internal Revenue Service on January 28, 1998 under the Voluntary Compliance Resolution Program with respect to the Hughes Non-Bargaining Retirement Plan, from which the Raytheon Non-Bargaining Retirement Plan was spun-off.

1.3    1998 Excess Payments. Retirement benefits paid by the Raytheon Non-Bargaining Retirement Plan (or its predecessor) to an Affected Participant in 1998 which were in excess of the maximum benefit described in the Compliance Statement.

1.4    Reclassified Payments. The portion of an Affected Participant’s Excess Retirement Plan Benefit that was originally scheduled for payment under the Raytheon Non-Bargaining Retirement Plan (or its predecessor) at the time of an Affected Participant’s initial request for retirement benefits, but which is scheduled to be paid under the Plan in accordance with the Compliance Statement.

1.5    Required IRA Withdrawals. Retirement benefits paid by the Raytheon Non-Bargaining Retirement Plan (or its predecessor) which an Affected Participant rolled over to an Individual Retirement Account (“IRA”) and which must be withdrawn in accordance with the Compliance Statement.

1.6    Substitute Benefit Account. The bookkeeping account established for each Affected Participant who elects the Substitute Benefit to reflect his or her Substitute Benefit in accordance with Section 2.2 of this Appendix A.

1.7    Suspended Payments. Reclassified Payments initially scheduled to be paid between January 1, 1998 and July 1, 1998, but which were suspended.

Section II
Substitute Benefit

2.1    Substitute Benefit. In lieu of receiving the Reclassified Payments in accordance with the general terms of the Plan, an Affected Participant can elect to receive a Substitute Benefit, which, if so elected, shall equal the Affected Participant’s Substitute Benefit Account, as determined in accordance with Section 2.2 of this Appendix A. The remaining portion of an Affected Participant’s Excess Retirement Plan Benefit (i.e., net of the Reclassified Payments) shall, regardless of the Affected Participant’s election hereunder, be paid in accordance with the general terms of the Plan.

2.2    Substitute Benefit Account. An Affected Participant’s Substitute Benefit shall equal the sum of the following amounts credited to the Affected Participant’s Substitute Benefit Account:

(a)    the amount, if any, of an Affected Participant’s Suspended Payments, plus interest on the Affected Participant’s Suspended Payments at the rate of one-half percent (0.5%) per month from the date each such Suspended Payment would have been paid but for the short-term deferral through July 31, 1998;

(b)    the amount equal to the greater of:

(1)    ten percent (10%) of the Reclassified Payments (including Suspended Payments, if any) originally scheduled for payment under the Plan on or prior to July 1, 1999; or

(2)    the sum of (i) an Affected Participant’s Required IRA Withdrawals, if any, and (ii) an Affected Participant’s 1998 Excess Payments, if any, times the following applicable percentage, determined based on the date elected by the Affected Participant for payment of the Substitute Benefit pursuant to Section 3.3 of this Appendix A:

Payment Date        Percentage

Year One         5%
Year Two         10%
Year Three         15%
Year Four         20%
Year Five         25%
Year Six         28%
Year Seven         31%
Year Eight         34%
Year Nine         37%
Year Ten         40%
Year Eleven         43%
Year Twelve         46%
Year Thirteen         49%
Year Fourteen         52%
Year Fifteen         55%

(c)    as of each month, the amount of the Reclassified Payments that would have been made to the Affected Participant on and after August 1, 1998, but for the election of the Substitute Benefit;

(d)    as of the last day of each month, the unpaid amount of the Substitute Benefit Account shall be increased by interest at a monthly rate of 0.7591% (an equivalent annual rate of 9-1/2% compounded monthly), which credit shall continue until the last day of the month immediately preceding the month for which the final payment of the Substitute Benefit is made; except with respect to an Affected Participant who elects to receive payment of his or her Substitute Benefit in five annual installments commencing on or after the twelfth anniversary of the Affected Participant’s deferral start date under Section 3.3 of this Appendix A, in which case the interest credit provided herein shall continue only through the last day of the month immediately preceding the month for which the initial installment payment commences; and

(e)    the amount, if any, elected by an Affected Participant who received Reclassified Payments during January through March, 1998, which amount shall not exceed, as determined in the sole discretion of the Company, the amount by which such Reclassified Payments increased the Affected Participant’s taxable income for 1998 and which amount shall correspondingly reduce future payments of the Affected Participant’s remaining portion of his or her Excess Retirement Plan Benefit (i.e., net of the Reclassified Payments).

2.3    Substitute Benefit Election. As a condition to the election of the Substitute Benefit, an Affected Participant must execute and deliver to the Company a written release in the form and manner acceptable to the Company. Once made, the election of the Substitute Benefit is irrevocable. If an Affected Participant does not elect the Substitute Benefit, the Participant’s remaining

Reclassified Payments, if any, shall be paid to the Participant pursuant to the general terms of the Plan.

Section III
Payment of Substitute Benefit

3.1    Distribution Election. Each Affected Participant shall designate at the time he or she elects the Substitute Benefit the manner in which the Substitute Benefit shall be payable from the choices available under Sections 3.2 - 3.4 of this Appendix A. Such designations shall be irrevocable and shall apply to all amounts payable under this Appendix A.

3.2    Distribution Options. The Substitute Benefit shall be payable in one of the following forms:

(a)    in a lump-sum payment;

(b)    in two (2) annual installments, the first at the end of the deferral period and the second in January of the following year; or

(c)    in five (5) annual installments, the first at the end of the deferral period and one on each of the first four anniversaries of the end of the deferral period.

3.3    Commencement of Distributions. An Affected Participant can elect to commence the distribution of his or her Substitute Benefit on any date which is the first through fifteenth anniversary of August 1, 1998, or if later, the day the initial Reclassified Payment would have been scheduled for payment to the Affected Participant.

3.4    Distributions Following Affected Participant’s Death. The unpaid balance of an Affected Participant’s Substitute Benefit Account shall be paid to the Affected Participant’s Beneficiary in two installments, one-half of the unpaid balance of the Substitute Benefit Account as soon as administratively feasible following the Affected Participant’s death and the remaining balance of the Substitute Benefit Account in January of the following year; unless, at the time the Affected Participant elects to receive the Substitute Benefit, the Affected Participant designates that the benefit payable to the Beneficiary following the death of the Affected Participant shall be made at the time and in the manner payment would have been made to the Affected Participant during the Affected Participant’s life. If Reclassified Payments remain unpaid following payment of the Substitute Benefit Account to the Beneficiary, then the Reclassified Payments shall be paid to the Beneficiary at the time the Reclassified Payments would have been paid but for the election of the Substitute Benefit. Notwithstanding any other provision herein to the contrary, an Affected Participant may designate a “Beneficiary” for purposes of this Appendix A that is different from the beneficiary otherwise designated under the Plan.

This Appendix A is hereby adopted and made part of the Plan in accordance with Section 6.1 of the Plan.

AMENDMENT

RAYTHEON EXCESS PENSION PLAN

In accordance with the authority vested in the Senior Vice President, Human Resources, of Raytheon Company (“Raytheon”) by a vote of the Board of Directors and delegated to the Vice President, Performance Development, Benefits and Global Health Resources to amend the employee benefits plans sponsored by Raytheon, the above-referenced plan (the “Plan”) is hereby amended as follows, effective as of January 1, 2009, to reflect the administrative practices of the Plan in the unusual situation where a Participant’s benefits under the Plan continue to accrue after payment of the Participant’s benefit has begun:

1.Article IV is amended by adding the following new Section 4.3(g):

(g)    In the case of a Participant whose layoff or leave of absence (other than for disability) entitles the Participant to additional Excess Retirement Plan Benefits and whose Excess Retirement Plan Benefit is scheduled to commence under Section 4.3 before expiration of a predictable period over which that additional Excess Retirement Plan Benefit would normally accrue, the Participant’s Excess Retirement Plan Benefit shall be based on the assumption that the Participant will earn the full amount of such additional Excess Retirement Plan Benefits, but, in the event the Participant ceases to earn additional Excess Retirement Plan Benefits before expiration of the period over which those additional Excess Retirement Plan Benefits would normally accrue, any unpaid portion of those additional Excess Retirement Plan Benefits shall be forfeited. If a Participant is otherwise described in the preceding sentence except that the Participant is not vested when the Participant’s Excess Retirement Plan Benefit is scheduled to commence under Section 4.3 but would be vested at the end of the period over which additional Excess Retirement Plan Benefits would normally accrue, the Participant’s Excess Retirement Plan Benefit shall commence on the date scheduled under Section 4.3 as though the Participant were vested, and the Participant shall be treated the same way as is described in the preceding sentence. If a Participant is not otherwise described in this Section 4.3(g) but accrues additional Excess Retirement Plan Benefits after the date on which payment of the Participant’s accrued Excess Retirement Plan Benefit commences under Section 4.3, each year’s additional Excess Retirement Plan Benefit will begin to be paid as of the anniversary date of the commencement of the Participant’s Excess Retirement Plan Benefit and will be paid in the same form as the Participant’s initial Excess Retirement Plan Benefit is being paid.

2.Section 4.2 is amended by deleting the phrase “Sections 4.4 and 4.5” and substituting for it the phrase “Sections 4.3g), 4.4 and 4.5”.

December 28, 2009                 /s/ Diane D. Avellar
Diane D. Avellar
Vice President, Performance Development,
Benefits and Global Health Resources